Elevation Series Trust 485BPOS

Exhibit 99.(h)(5)

January 14, 2025

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

1 Congress Street

Boston, MA 02114

Re: Clough Hedged Equity ETF (“CBLS”) and Clough Select Equity ETF (“CBSE”) (the “Funds”)

Ladies and Gentlemen:

Please be advised that the undersigned Funds have been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 11, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of September 22, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Funds hereby request that State Street act as Transfer Agent for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Funds hereby confirm, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

Elevation Series Trust
on behalf of:
Clough Hedged Equity ETF and Clough Select Equity ETF
By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President	, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director	, Duly Authorized
Effective Date:	January 14, 2025

Information Classification: Limited Access

Appendix A

SRH U.S. Quality ETF

Sovereign's Capital Flourish Fund

SRH REIT Covered Call ETF

TrueShares Quarterly Bull Hedge ETF

TrueShares Quarterly Bear Hedge ETF

Clough Hedged Equity ETF

Clough Select Equity ETF

RiverNorth Active Income ETF

Clough Short Duration ETF

Clough Flexible Income ETF

TrueShares Seasonality Laddered Buffered ETF

The Opal International Dividend Income ETF

Information Classification: Limited Access